Exhibit 99.1

NEWS RELEASE

27680 Franklin Road • Southfield, Michigan 48034

FOR IMMEDIATE RELEASE

Diversified Restaurant Holdings Reports Preliminary
Third Quarter 2013 Comparable Sales Growth of 3.7%

Grew third quarter revenue by 56.1% to $26.3 million with 20 new restaurants and strong comparable restaurant sales growth of 3.7%

Company on track to open ten restaurants in 2013
with five openings scheduled by year end

SOUTHFIELD, MI, October 16, 2013 -- Diversified Restaurant Holdings, Inc. (NASDAQ: BAGR) ("DRH" or the "Company"), the creator, developer, and operator of the unique, full-service, ultra-casual restaurant and bar Bagger Dave's Freshly-Crafted Burger Tavern® ("Bagger Dave's") and one of the largest franchisees for Buffalo Wild Wings® ("BWW"), announced preliminary unaudited sales results for the third quarter ended September 29, 2013.

The Company continued to execute its expansion strategy during the traditionally slow summer months resulting in revenue growth of 56.1% to $26.3 million in the 2013 third quarter from $16.8 million in the prior-year period. The Company opened two locations during the recent third quarter, and at the end of the period had 50 restaurants operating, comprised of 15 Bagger Dave’s and 35 BWW of which eight BWW were acquired in September 2012. This was an increase of 66.7% from 30 restaurants at the end of the prior-year third quarter. Year-to-date revenue of $80.3 million increased 56.5% from $51.3 million during the nine-month period of 2012.

On a consolidated basis, comparable restaurant sales were up approximately 3.7% for the third quarter of 2013, and benefited from increased traffic and pricing. There were 36 comparable restaurants for the period, which included 30 BWW and six Bagger Dave’s. Comparable restaurant sales were up approximately 4.6% for the 2013 nine-month period.

Preliminary results remain subject to the completion of normal quarter-end accounting procedures and are subject to change. The Company expects to release financial and operating results for its third quarter after markets close on Wednesday, November 13, 2013.

About Diversified Restaurant Holdings

Diversified Restaurant Holdings, Inc. (“DRH” or the “Company”) is the creator, developer, and operator of the unique, full-service, ultra-casual restaurant concept, Bagger Dave’s Freshly-Crafted Burger Tavern® (“Bagger Dave’s”) and one of the largest Buffalo Wild Wings® (“BWW”) franchisees. Between the two concepts, the Company currently operates 49 corporate-owned restaurants in Michigan, Florida, Illinois and Indiana, and one franchised Bagger Dave’s in Missouri, for a total of 50 restaurants. The Company routinely posts news and other important information on its website at www.diversifiedrestaurantholdings.com.

Bagger Dave's offers a full-service, family-friendly restaurant and bar with a casual, comfortable atmosphere. The menu features freshly-made burgers, accompanied by more than 30 toppings from which to choose, along with fresh-cut fries, hand-dipped milkshakes and a selection of craft beer and wine. Signature items include Sloppy Dave's BBQ®, Train Wreck Burger®, and Bagger Dave's Amazingly Delicious Turkey Black Bean Chili®. The Bagger Dave's concept emphasizes local flair by showcasing historical photos of the city in which each restaurant resides and features an electric train that runs above the dining room and bar areas. Currently, there are 14 corporate-owned locations and one franchised location. For more information, visit www.baggerdaves.com.

-MORE-

Diversified Restaurant Holdings Reports Preliminary Third Quarter 2013 Comparable Sales Growth of 3.7%
October 16, 2013

DRH operates 35 BWW restaurants: 17 in Michigan, 10 in Florida, 4 in Illinois and 4 in Indiana. The Company has opened 21 new BWW restaurants in fulfillment of its 32-store Area Development Agreement ("ADA") with franchisor Buffalo Wild Wings, Inc. (NASDAQ: BWLD). The remaining 11 restaurants under the ADA agreement, along with an additional franchise agreement in Indiana, suggest that the Company will operate 47 BWW restaurants by 2017.

Safe Harbor Statement

The information made available in this news release contains forward-looking statements which reflect DRH's current view of future events, results of operations, cash flows, performance, business prospects and opportunities. Wherever used, the words "anticipate," "believe," "expect," "intend," "plan," "project," "will continue," "will likely result," "may," and similar expressions identify forward-looking statements as such term is defined in the Securities Exchange Act of 1934. Any such forward-looking statements are subject to risks and uncertainties and the Company's actual growth, results of operations, financial condition, cash flows, performance, business prospects and opportunities could differ materially from historical results or current expectations. Some of these risks include, without limitation, the impact of economic and industry conditions, competition, food and drug safety issues, store expansion and remodeling, labor relations issues, costs of providing employee benefits, regulatory matters, legal and administrative proceedings, information technology, security, severe weather, natural disasters, accounting matters, other risk factors relating to our business or industry and other risks detailed from time to time in the Securities and Exchange Commission filings of DRH. Forward-looking statements contained herein speak only as of the date made and, thus, DRH undertakes no obligation to update or publicly announce the revision of any of the forward-looking statements contained herein to reflect new information, future events, developments or changed circumstances or for any other reason.

For more information contact:

Investor Contact:	Company Contact:
Craig P. Mychajluk	David G. Burke
Kei Advisors LLC	Chief Financial Officer
716.843.3832	248.223.9160
cmychajluk@keiadvisors.com

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